EXHIBIT 5.6
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                            DEGOLYER AND MACNAUGHTON
                            5OO1 SPRING VALLEY ROAD
                                 SUITE 8OO EAST
                              DALLAS, TEXAS 75244


                               September 22, 2006





EnCana Corporation
1800-855 2nd Street, S.W.
P.O. Box 2850
Calgary, Alberta,
Canada T2P 2S5

Re: Registration Statement on Form F-9 (United States Securities and Exchange Commission)


Gentlemen:

         We hereby consent to the references to DeGolyer and MacNaughton and our report entitled "Appraisal Report as of December 31, 2005 on Certain Properties owned by EnCana Oil & Gas USA Inc. SEC Case" (our Report) and the inclusion and incorporation by reference of information derived from our Report evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as of December 31, 2005, in the EnCana Corporation registration statement on Form F-9 (file number 333-137182).

                                                   Very truly yours,

                                                   /s/ DeGOLYER and MacNAUGHTON
                                                   ----------------------------
                                                   DeGOLYER and MacNAUGHTON